FIFTH AMENDMENT TO PRIVATE SHELF AGREEMENT

        THIS FIFTH AMENDMENT, dated as of October 5, 2006 (this “Fifth Amendment”), to the Multi-Currency Private Shelf Agreement, dated as of August 26, 2003 (as amended to date, the “Private Shelf Facility”), is between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. and the holders of the Series A Senior Notes, Series B Senior Notes and Series C Senior Notes issued under the Private Shelf Facility that are signatories hereto (collectively “Prudential”), on the other hand.

RECITALS

        A.        Pursuant to the request of the Company, the Company and Prudential now desire to amend the Private Shelf Facility in the respects, but only in the respects, hereinafter set forth.

        B.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Private Shelf Facility unless herein defined or the context shall otherwise require.

        C.        All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

        NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fifth Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Prudential do hereby agree as follows:

Section 1	Amendments to and Limited Waiver Under Private Shelf Facility.

        1.1         Section 1 of the Private Shelf Facility is hereby amended to delete the term “$125,000,000” and to replace such term with “$205,000,000".

        1.2         Section 2B(2) of the Private Shelf Facility is hereby amended and restated in its entirety, as follows:

            2B(2).        Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the Fifth Amendment Effective Date (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary), and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth (30th) day is not a New York Business Day, the New York Business Day next preceding such thirtieth (30th) day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

        1.3         Section 10.4 of the Private Shelf Facility is hereby amended and restated to read as follows:

                10.4 Minimum Consolidated Net Worth.

The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $250,000,000, (ii) an aggregate amount equal to 60% of Consolidated Net Income (in each case, to the extent a positive number) for each complete fiscal quarter ending on or after September 30, 2006, and (iii) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries after the Fifth Amendment Effective Date from (a) the sale of Equity Securities, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), (b) issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries, and (c) reissuances of up to $60,000,000 of treasury securities purchased by the Company.

        1.4         Section 10.11 of the Private Shelf Facility is hereby amended and restated to read as follows:

                10.11 Minimum Cash.

The Company covenants that at no time from the Fifth Amendment Effective Date through and including December 31, 2008 will Available Cash be less than $75,000,000. For purposes hereof “Available Cash”shall mean the difference between (i) the amount of the consolidated cash and cash equivalents of the Company and Restricted Subsidiaries and (ii) the aggregate amount outstanding under revolving credit facilities on which the Company or any Restricted Subsidiaries are obligated as borrowers or guarantors.

        1.5         Schedule A of the Private Shelf Facility is hereby further amended by inserting therein in the proper alphabetical order the following definitions of “Fifth Amendment” and “Fifth Amendment Effective Date”, as follows:

                        “Fifth Amendment” means that certain Fifth Amendment to Private Shelf Agreement, dated as of October 5, 2006, between the Company, on the one hand, and Prudential and the holders of Notes signatory thereto, on the other hand.

                        “Fifth Amendment Effective Date” shall have the meaning specified in the Fifth Amendment.

        1.6         The undersigned holders of Notes hereby waive any Default or Event of Default that has occurred due to the failure of the Collateral Agent to hold at all times the stock certificate(s) pledged by the Company representing the equity interests in Nu Skin Japan Co. Ltd. (“Nu Skin Japan”), provided, that the effectiveness of this waiver is subject to the Company’s exercise of reasonable efforts in taking all actions as may be necessary or desirable to give to the Collateral Agent, for the ratable benefit of the holders of the Notes and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in the Pledged Securities of Nu Skin Japan, which valid and perfected first priority Lien shall have been obtained no later than seven months after the Fifth Amendment Effective Date.

Section 2	Representations and Warranties and Covenants of the Company.

        2.1         To induce Prudential to execute and deliver this Fifth Amendment (which representations shall survive the execution and delivery of this Fifth Amendment), the Company represents and warrants to Prudential that:

(a)	this Fifth Amendment has been duly authorized, executed and delivered by it and this Fifth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)	the Private Shelf Facility, as amended by this Fifth Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)	the execution, delivery and performance by the Company of this Fifth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

(d)	as of the date hereof and after giving effect to this Fifth Amendment, no Default or Event of Default has occurred which is continuing.

        2.2         The Company agrees that it shall promptly pay the reasonable fees and expenses of Bingham McCutchen LLP in connection with the negotiation, preparation, approval, execution and delivery of this Fifth Amendment.

Section 3	Conditions to Effectiveness of This Agreement.

        This Fifth Amendment shall become effective as of the opening of business on the date hereof (the “Fifth Amendment Effective Date”) upon (a) the delivery to Prudential of executed counterparts of this Fifth Amendment, duly executed by the Company, the Subsidiary Guarantors named as signatories hereto and the Required Holders, (b) the delivery to Prudential of a fully executed and effective amendment to the Company’s principal bank credit agreement which provides for an amendment thereto which is substantially identical to that provided herein, and (c) the payment to Prudential of a $35,000 amendment fee.

Section 4	Miscellaneous.

        4.1         This Fifth Amendment may be executed in any number of counterparts, each counterpart constituting an original, but all together only one agreement.

        4.2         The amendments, limited waiver and other modifications set forth in this Fifth Amendment shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Private Shelf Facility or any other document related to the Private Shelf Facility, or (b) a consent to any future amendment, consent or waiver. Except as expressly set forth in this letter, the Private Shelf Facility and the documents related to the Private Shelf Facility shall continue in full force and effect.

        4.3         This Fifth Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PRUDENTIAL INVESTMENT MANAGEMENT, INC. By: /s/ Mitchell Reed Its: Vice President THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Mitchell Reed Its: Vice President

PRUCO LIFE INSURANCE COMPANY

By:    /s/ Mitchell Reed
Its:    Vice President

BAYSTATE INVESTMENTS, LLC
Prudential Private Placement Investors, L.P.,
as Investment Advisor
By: Prudential Private Placement Investors,
Inc., General Partner

By:    /s/ Mitchell Reed
Its:    Vice President

GOLDEN AMERICAN LIFE
INSURANCE COMPANY
Prudential Private Placement Investors, L.P.,
as Investment Advisor
By: Prudential Private Placement Investors,
Inc., General Partner

By:    /s/ Mitchell Reed
Its:    Vice President

PRUDENTIAL RETIREMENT
INSURANCE AND ANNUITY COMPANY
By: Prudential Investment Management,Inc.,
Investment Manager

By:    /s/ Mitchell Reed
Its: Vice President

NU SKIN ENTERPRISES, INC. By: /s/ Ritch N. Wood Name: Ritch N. Wood Its: Chief Financial Officer

The undersigned Subsidiary Guarantors hereby consent and agree to the foregoing, and to each previous amendment to the Private Shelf Agreement.

NU SKIN ENTERPRISES HONG KONG, INC.,
a Delaware corporation
NU SKIN INTERNATIONAL, INC.,
a Utah corporation
NU SKIN TAIWAN, INC.,
a Utah corporation
NU SKIN UNITED STATES, INC.,
a Delaware corporation
BIG PLANET, INC.,
a Delaware corporation
NSE PRODUCTS, INC.,
a Delaware corporation
NU SKIN ASIA INVESTMENT, INC.,
a Delaware corporation

By: /s/ D. Matthew Dorny Name: D. Matthew Dorny Title: Vice President

NSE KOREA, LTD., a Korean corporation

By: /s/ Luke Yoo Name: Luke Yoo Title: President